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                                                                     EXHIBIT 4.2

                                 SONOSITE, INC.

                          AMENDMENT TO RIGHTS AGREEMENT

         This Amendment to Rights Agreement (this "Amendment") is made as of the 8th day of August 2001 by and between SonoSite, Inc., a Washington corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent").

                                    RECITALS
                                    --------

         WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement dated as of April 6, 1998 (the "Agreement"). Any capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Agreement.

         WHEREAS, the parties wish to amend the Agreement as provided herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. The definition of "Acquiring Person" contained in the first paragraph of Section 1 of the Agreement is hereby amended by inserting the following sentence at the end of such paragraph:

            Notwithstanding the foregoing, the State of Wisconsin Investment Board ("SWIB") shall not be deemed an "Acquiring Person" under the terms of this Rights Agreement provided that SWIB, alone or together with all Affiliates and Associates of SWIB, is the Beneficial Owner of less than 20% of the Common Shares or voting power then outstanding.

         2. Each party represents and warrants to the other party that it has full power and authority to execute and deliver this Amendment and to perform the transactions contemplated hereunder.

         3. The terms and provisions of the Agreement, as amended hereby, shall remain in full force and effect. All references to the "Agreement" contained therein shall mean the Agreement, as amended by this Amendment.

         4. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

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         IN WITNESS WHEREOF, each of the Company and the Rights Agent has caused this Amendment to be signed by their respective officers duly authorized as of the date first written above.

                             SONOSITE, INC.


                             By:      /s/ Michael J. Schuh
                                ------------------------------------------------
                             Name:    Michael J. Schuh
                                  ----------------------------------------------
                             Title:   Vice President-Finance, CFO and Secretary
                                   ---------------------------------------------


                             FIRST CHICAGO TRUST COMPANY OF NEW YORK


                             By:      /s/ Anthony Milo
                                ------------------------------------------------
                             Name:    Anthony Milo
                                  ----------------------------------------------
                             Title:   Managing Director
                                   ---------------------------------------------

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